EXHIBIT 11


                       HOST MARRIOTT SERVICES CORPORATION
                     COMPUTATIONS OF INCOME PER COMMON SHARE
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                            TWELVE WEEKS ENDED           TWELVE WEEKS ENDED
                                                                              JUNE 18, 1999                JUNE 19, 1998
                                                                         -------------------------    -------------------------
                                                                            BASIC       DILUTED          BASIC       DILUTED
                                                                         ------------ ------------    ------------- -----------

Net income available to common shareholders                                   $ 6.6        $ 6.6            $ 6.2       $ 6.2
------------------------------------------------------------------------ ------------ ------------ -- ------------- -----------

Shares:
   Weighted average number of common
      shares outstanding                                                       33.6         33.6             34.0        34.0
   Assuming distribution of shares issuable for stock
      options granted under the comprehensive stock
      plan, less shares assumed purchased at
      applicable market (1)                                                     ---          0.1              ---         0.5
   Assuming distribution of shares issuable for Host
      Marriott  Corporation  stock  options  held by  former  employees of Host Marriott Corporation, less shares assumed purchased at
      applicable market (1)                                                     ---          0.6              ---         0.8
   Assuming distribution of shares issuable for Host
      Marriott  Corporation  deferred  stock  held by former  employees of Host Marriott Corporation, less shares assumed purchased at
      applicable market (1)                                                     ---          0.1              ---         0.1
   Assuming distribution of shares reserved under
      employee stock purchase plan, based on
      withholdings to date, less shares assumed
      purchased at applicable market (1)                                        ---          ---              ---         ---
   Assuming distribution of shares granted under
      deferred stock incentive plan, less shares
      assumed purchased at applicable market (1)                                ---          0.3              ---         0.3
------------------------------------------------------------------------ ------------ ------------ -- ------------- -----------

Total Weighted Average Common Shares Outstanding                               33.6         34.7             34.0        35.7
------------------------------------------------------------------------ ------------ ------------ -- ------------- -----------

Income Per Common Share                                                      $ 0.20       $ 0.19           $ 0.18      $ 0.17
------------------------------------------------------------------------ ------------ ------------ -- ------------- -----------


(1) The applicable market price for diluted earnings per common share is the average market price for the period.

                                                                 EXHIBIT 11,
                                                                 CONTINUED


                       HOST MARRIOTT SERVICES CORPORATION
                     COMPUTATIONS OF INCOME PER COMMON SHARE
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                         TWENTY-FOUR WEEKS ENDED       TWENTY-FOUR WEEKS ENDED
                                                                              JUNE 18, 1999                 JUNE 19, 1998
                                                                       ----------------------------    ------------------------
                                                                           BASIC        DILUTED           BASIC      DILUTED
                                                                       -------------- -------------    ------------ -----------

Net income before cumulative effect of change in
  accounting principle                                                        $ 2.5         $ 2.5           $ 2.3       $ 2.3
Cumulative effect of change in accounting principle, net of tax                (0.7)         (0.7)            ---         ---
---------------------------------------------------------------------- -------------- ------------- -- ------------ -----------
Net income available to common shareholders                                   $ 1.8         $ 1.8           $ 2.3       $ 2.3
---------------------------------------------------------------------- -------------- ------------- -- ------------ -----------

Shares:
   Weighted average number of common
      shares outstanding                                                       33.7          33.7            34.2        34.2
   Assuming distribution of shares issuable for stock
      options granted under the comprehensive stock
      plan, less shares assumed purchased at
      applicable market (1)                                                     ---           0.1             ---         0.5
   Assuming distribution of shares issuable for Host
      Marriott  Corporation  stock  options  held by  former  employees of Host Marriott Corporation, less shares assumed purchased at
      applicable market (1)                                                     ---           0.6             ---         0.8
   Assuming distribution of shares issuable for Host
      Marriott  Corporation  deferred  stock  held by former  employees of Host Marriott Corporation, less shares assumed purchased at
      applicable market (1)                                                     ---           0.1             ---         0.1
   Assuming distribution of shares reserved under
      employee stock purchase plan, based on
      withholdings to date, less shares assumed
      purchased at applicable market (1)                                        ---           ---             ---         ---
   Assuming distribution of shares granted under
      deferred stock incentive plan, less shares
      assumed purchased at applicable market (1)                                ---           0.2             ---         0.3
---------------------------------------------------------------------- -------------- ------------- -- ------------ -----------

Total Weighted Average Common Shares Outstanding                               33.7          34.7            34.2        35.9
---------------------------------------------------------------------- -------------- ------------- -- ------------ -----------

Income Per Common Share:
  Before cumulative effect of change in accounting principle                 $ 0.07        $ 0.07          $ 0.07      $ 0.06
  Cumulative effect of change in accounting principle, net of tax             (0.02)        (0.02)            ---         ---
---------------------------------------------------------------------- -------------- ------------- -- ------------ -----------
Income Per Common Share                                                      $ 0.05        $ 0.05          $ 0.07      $ 0.06
---------------------------------------------------------------------- -------------- ------------- -- ------------ -----------


(1) The applicable market price for diluted earnings per common share is the average market price for the period.


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